UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: February 13, 2013

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2013, the bonuses for the executive officers of NovaBay Pharmaceuticals, Inc. for 2012 were established, upon the completion of the performance reviews for each of the executive officers for 2012.  The Compensation Committee applied the criteria previously established and in conformance with the Executive Officer Cash Bonus Structure as described in Exhibit 10.4 to NovaBay’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 27, 2012, and determined that a company performance achievement of 71.3% should be applied to the pre-established target bonuses for the executive officers.

The pre-established target bonuses for NovaBay’s executive officers appearing in NovaBay’s summary compensation table in the company’s latest proxy statement (the “NovaBay’s named executive officers”) are 40% of base salary for Ramin (“Ron”) Najafi, Ph.D., NovaBay’s Chairman and Chief Executive Officer, and 30% of base salary for each of Thomas J. Paulson, NovaBay’s Chief Financial Officer and Treasurer, and Behzad Khosrovi, Ph.D., NovaBay’s Chief Alliance Officer and SVP, Product Development.

The 2012 bonuses for the named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) of NovaBay for the fiscal year ended December 31, 2012, are as follows:

Name	Title	2012 Bonus
Ramin (“Ron”) Najafi, Ph.D.	Chairman and Chief Executive Officer	$104,427
Thomas J. Paulson	Chief Financial Officer and Treasurer	$59,439
Behzad Khosrovi, Ph.D.	Chief Alliance Officer and SVP, Product Development	$56,586

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: February 13, 2013